Exhibit 99

  Hemispherx Biopharma Inc. Appoints Steven D. Spence to the Board of Directors



Former  Managing  Director of Merrill  Lynch  appointed to  Executive  and Audit
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Committees
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Philadelphia,  PA, March 21,  2005-Hemispherx  Biopharma  Inc.  (AMEX:  HEB) has
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appointed Steven D. Spence to its Board of Directors,  bringing the total number of board members to six and the number of independent directors to four. Mr. Spence, a former Managing Director of Merrill Lynch, brings to the board twenty years of experience in the financial services industry.

Mr. Spence spent 16 years at Merrill Lynch, the last six as a Managing Director. During his tenure at Merrill Lynch, he held several high-ranking management positions including Chief Operating Officer for the Security Services Division, Global Head of the Broker Dealer Security Services Division, and Global Head of Financial Futures and Options.

At Merrill Lynch, Mr. Spence's accomplishments included the creation of a consolidated clearing and financing division, which resulted in increased revenues of over 50% in its first year of operation. He also was instrumental in the restructuring of Merrill Lynch's futures and options business. In addition, Mr. Spence was in charge of the Asian futures and options business, which under his direction became an integral part Merrill Lynch's global business.

"We are honored to have Steven join our board of directors. As his experience indicates, he brings a wealth of talent and knowledge to Hemispherx. At this crucial juncture in the company's history it will be a great benefit to have access to Steven's expertise in communicating and working with the financial community as an independent director," said Dr. William Carter, CEO of Hemispherx Biopharma.

Mr. Spence is currently the managing partner of Valued Ventures, a consultancy that he founded in 2003 to foster the development of micro and small cap companies. He is a graduate of Columbia College, Columbia University in New York City.

About Hemispherx
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Hemispherx  Biopharma,  based in Philadelphia,  is a  biopharmaceutical  company engaged in the manufacture and clinical development of new drug entities. Its flagship products include Alferon N(R) and the experimental antiviral products, Ampligen(R) and Oragens(TM). These novel Alferon-N proteins, commercially available for a category of STD infection, and experimental nucleic acids are being developed for globally important chronic diseases and disorders of the immune system including HPV, HIV, CFS and Hepatitis. Its four major technology platforms include large-and small-agent components for potential treatment of
various  chronic  viral  infections,   and  are  being  developed  with  various
corporate, governmental and academic collaborators worldwide. Hemispherx has more than 200 patents comprising its core intellectual property estate, a fully commercialized product (Alferon N(R)) and GMP certified manufacturing facilities
for  its   novel   pharma   products.   For  more   information   please   visit
www.hemispherx.net



Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the company (including Ampligen and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Only Clinical Studies under well-controlled conditions can establish efficacy and safety of any product. Clinical trials for other potential indications of the approved biologic Alferon N do not imply that the product will ever be specifically approved commercially for these other treatment indications including avian flu.


Contact information:

Company Contact:
Dianne Will
IR@Hemispherx.com
(215) 988-0080

Investor Contact:
Erik Lux/ Adam Holdwsorth/John Nesbett
Investor Relations Group
(212) 825-3210

Media Contact:
Stephanie Schroeder
Investor Relations Group
(212) 825-3210